Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CASI Pharmaceuticals, Inc. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wei-Wu He, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2025
/s/ Wei-Wu He
Name: Wei-Wu He
Title: Chairman of the board of directors and CEO